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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this registration statement of our reports dated January 28, 2000 for Clarus Corporation, to the incorporation by reference of our reports dated January 29, 1999 included in the Clarus Corporation Form 10-K for the year ended
December 31, 1998, and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 2, 2000